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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     November 16, 2001

CALIFORNIA COMMUNITY BANCSHARES, INC. (Exact name of registrant as specified in its charter)
Delaware	333-87481	94-3339505

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
649 Lincoln Way, Auburn, California		95603

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code		(714) 221-5353
N/A (Former name or former address, if changed since last report)

Item 5. Other Events.

(a)
Press Release. On November 16, 2001, Bank of Orange County issued a press release announcing the merger of Cerritos Valley Bank, Artesia, California, with and into Bank of Orange County, Orange, California. Bank of Orange County is a wholly-owned subsidiary of California Community Bancshares, Inc. Cerritos Valley Bank is a wholly-owned subsidiary of Cerritos Valley Bancorp. A copy of the press release is attached to this Current Report as Exhibit 99.1 and incorporated into this report by reference.

Item 7. Financial Statements and Exhibits.

(b)
Exhibits

Exhibit 99.1 Bank of Orange County press release announcing merger of Cerritos Valley Bank with and into Bank of Orange County.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2001	CALIFORNIA COMMUNITY BANCSHARES, INC.
/s/ David E. Hooston David E. Hooston, Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES